Exhibit 10.25

MANAGEMENT SUBSCRIPTION AND STOCK PURCHASE AGREEMENT

This MANAGEMENT SUBSCRIPTION AND STOCK PURCHASE AGREEMENT (the “Agreement”) is entered into as of February 23, 2007, by and between GPS CCMP Acquisition Corp., a Delaware corporation (the “Company”), and the person or entity identified on the signature page hereto as the subscriber (the “Subscriber”).

W I T N E S S E T H :

WHEREAS, on the terms and subject to the conditions set forth herein, the Subscriber desires to subscribe for and purchase, and the Company is willing to sell to the Subscriber, in exchange for cash, shares of the Company’s class B voting common stock, par value $0.01 per share (“Class B Common Stock”); and

WHEREAS, in connection with the execution and delivery of this Agreement, the Subscriber is entering into a Joinder Agreement to that certain Shareholders’ Agreement, dated as of November 10, 2006, by and among the Company, the Subscriber and the other parties signatory thereto (the “Shareholders’ Agreement”);

NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual representations, warranties, covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

PURCHASE AND SALE OF SHARES

1.1           Sale and Issuance of Shares. Subject to the terms and conditions of this Agreement, the Subscriber does hereby subscribe for and agree to purchase at the Closing (as defined below), and the Company does hereby agree to sell to the Subscriber at the Closing, the number of shares of Class B Common Stock set forth in the column “Aggregate Class B Common Shares” and opposite the name of the Subscriber on the signature page hereto (collectively, the “Shares”) for the total purchase price set forth below the column “Total Purchase Price” and opposite the name of the Subscriber on the signature page hereto (the “Purchase Price”).

1.2           Closing. Subject to Articles IV and V below, the closing of the purchase and sale of the Shares (the “Closing”) shall occur on February 23, 2007. Payment of the Purchase Price shall be made at the Closing by delivery of a wire transfer of same day funds denominated in U.S. dollars or delivery of a check payable to the Company, unless otherwise approved in writing by the Company.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Subscriber that:

2.1        Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. As of the Closing: (i) there will be 31,200 shares of Class A Non-Voting Common Stock of the Company with a par value of $0.01 per share authorized, of which 8,531.883901 shares will be issued and outstanding, (ii) there will be 110,000 shares of Class B Voting Common Stock of the Company with a par value of $0.01 per share authorized, of which 68,711.7382 shares will be issued and outstanding, and (iii) all of the issued and outstanding capital stock of the Company will be duly authorized, validly issued, fully paid and nonassessable, free and clear of all liens, and, subject to reliance upon all accredited investor representations made by the purchasers, will be issued pursuant to a valid exception from the registration requirements of applicable state and federal laws and regulations concerning the issuance of securities. The consideration per share paid (or to be paid) for the Shares is and shall be as set forth on the signature page hereto. Other than under the Shareholders’ Agreement, there are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition of the Company’s capital stock.

2.2        Authorization. The Company has full corporate power and authority to execute and deliver this Agreement and all other agreements and instruments contemplated hereby to which the Company is a party and to perform its obligations hereunder and thereunder. All corporate action on the part of the Company necessary for the authorization, execution, delivery and performance of this Agreement by the Company, and for the authorization, issuance and delivery of the Shares being sold under this Agreement, has been taken. This Agreement, when executed and delivered by all parties hereto, shall constitute the valid and legally binding obligation of the Company, except to the extent the enforceability thereof may be limited by bankruptcy laws, insolvency laws, reorganization laws, moratorium laws or other laws affecting creditors’ rights generally or by general equitable principles.

2.3        Validity of Shares. The Shares, when issued, sold and delivered in accordance with the terms of this Agreement, shall be duly and validly issued, and fully paid and nonassessable, free and clear of all liens and encumbrances (other than those created by the Subscriber).

2.4        Securities Act. The sale of Shares in accordance with the terms of this Agreement (assuming the accuracy of the representations and warranties of the Subscriber contained in Article III hereof) is exempt from the registration requirements of the Securities Act of 1933, as amended (the “1933 Act”).

ARTICLE III

REPRESENTATIONS, WARRANTIES AND

AGREEMENTS OF THE SUBSCRIBER

3.1        Authorization. The Subscriber represents and warrants that this Agreement, when executed and delivered to the Company, will constitute the Subscriber’s valid and legally binding obligation, except to the extent the enforceability thereof may be limited by bankruptcy laws, insolvency laws, reorganization laws, moratorium laws or other laws affecting creditors’ rights generally or by general equitable principles.

3.2        Investment Representations.

(a)        This Agreement is made with the Subscriber in reliance upon Subscriber’s representations to the Company, which by the Subscriber’s acceptance hereof, the Subscriber hereby confirms, that (i) the Shares to be received by the Subscriber will be acquired by the Subscriber for investment for his or her own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, (ii) he or she has no current intention of selling, granting a participation in or otherwise distributing the same in violation of applicable federal and state securities laws, and (iii) the information contained in the form of Confidential Investment Qualification Questionnaire attached hereto as Exhibit A (the “Purchaser Questionnaire”) and completed by the Subscriber and delivered to the Company is true, correct, accurate and complete both as of the date of such Purchaser Questionnaire and as of the date hereof. By executing this Agreement, the Subscriber further represents that he or she does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant a participation to such person, or to any third person, with respect to any of the Shares.

(b)        The Subscriber understands that the Shares have not been registered under the 1933 Act on the basis that the sale provided for in this Agreement and the issuance of Shares hereunder is exempt from registration under the 1933 Act pursuant to Section 4(2) thereof and regulations issued thereunder and other available exemptions, and that the Company’s reliance on such exemption is predicated on representations of the Subscriber set forth herein.

(c)        The Subscriber represents that he or she has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of his investment. The Subscriber is a sophisticated investor, has relied upon independent investigations made by the Subscriber and, to the extent believed by the Subscriber to be appropriate, the Subscriber’s representatives, including the Subscriber’s own professional, tax and other advisors, and is making an independent decision to invest in the Shares. The Subscriber further represents that the Subscriber has had access, during the course of the transactions contemplated hereby and prior to the Subscriber’s purchase of Shares, to the same kind of information that is specified in Part I of a registration statement under the 1933 Act and that the Subscriber has had, during the course of the transactions contemplated hereby and prior to the Subscriber’s purchase of the Shares, the opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of the offering and to obtain additional information necessary to verify the accuracy of any information furnished to the Subscriber or to which the Subscriber had access, and the Subscriber has read carefully such documents, materials and information and understands and has evaluated the types of risks involved with a purchase of the Shares. The Subscriber has not relied upon any representations or other information (whether oral or written) from the Company or its respective stockholders, directors, officers or affiliates, or from any other person or entity, in connection with its investment in the Shares.  The Subscriber acknowledges that the Company has not given any assurances with respect to the tax consequences of the acquisition, ownership and disposition of the Shares. Furthermore, the Subscriber understands that no federal or state agency has passed upon this investment or upon the Company, nor has any such agency made any finding or determination as to the fairness of this investment.

(d)        The Subscriber understands that the Shares may not be sold, transferred or otherwise disposed of without registration under the 1933 Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Shares or an available exemption from registration under the 1933 Act, the Shares must be held indefinitely. The Subscriber must be prepared to bear the economic risk of this investment for an indefinite period of time. In particular, the Subscriber acknowledges that he or she is aware that the Shares may not be sold pursuant to Rule 144 promulgated under the 1933 Act unless all of the conditions of that Rule are met. Among the current conditions for use of Rule 144 by certain holders is the availability to the public of current information about the Company. Such information is not now available, and the Company has no current plans to make such information available. The Subscriber represents that, in the absence of an effective registration statement covering the Shares, he or she will sell, transfer or otherwise dispose of the Shares only in a manner consistent with his representations set forth herein and then only in accordance with the Shareholders’ Agreement.

(e)        Independent of the additional restrictions on the transfer of Shares contained in the Shareholders’ Agreement, the Subscriber agrees that he or she will not make a transfer, disposition or pledge of any of the Shares other than pursuant to an effective registration statement under the 1933 Act, unless and until (i) he or she shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the disposition, and (ii) if requested by the Company, at the expense of the Subscriber or his or her transferee, he or she shall have furnished to the Company an opinion of counsel, reasonably satisfactory to the Company and its counsel, to the effect that such transfer may be made without registration of the Shares under the 1933 Act.

(f)         The Subscriber acknowledges that this investment is not recommended for investors who have any need for a current return on this investment or who cannot bear the risk of losing their entire investment. The Subscriber acknowledges that: (i) he or she has adequate means of providing for his current needs and possible personal contingencies and has no need for liquidity in this investment, (ii) the Subscriber’s commitment to investments which are not readily marketable is not disproportionate to the Subscriber’s net worth; and (iii) the Subscriber’s investment in the Shares will not cause the Subscriber’s overall financial commitments to become excessive.

3.3        Legends; Stop Transfer.

(a)        The Subscriber acknowledges that all certificates evidencing the Shares shall bear the following legends:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

“THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF OR EXCHANGED UNLESS SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OR EXCHANGE COMPLIES WITH THE PROVISIONS OF THE SHAREHOLDERS’ AGREEMENT AND THE RESTRICTED STOCK AGREEMENT (AS APPLICABLE), AS AMENDED FROM TIME TO TIME, EACH AMONG THE COMPANY AND THE INVESTORS PARTY THERETO, COPIES OF WHICH ARE ON FILE WITH THE COMPANY.”

(b)        The certificates evidencing the Shares shall also bear any legend required by any applicable state securities law.

(c)        The Company shall make a notation regarding the restrictions on transfer of the Shares in its stock books, and the Shares shall be transferred on the books of the Company only if transferred or sold pursuant to an effective registration statement under the 1933 Act covering such Shares or pursuant to and in compliance with the provisions of Section 3.2(e) hereof. A copy of this Agreement, together with any amendments thereto, shall remain on file with the Secretary of the Company and shall be available for inspection to any properly interested person without charge within five (5) days after the receipt of a written request therefor by the Company.

ARTICLE IV

CONDITIONS TO OBLIGATIONS OF

THE SUBSCRIBER AT CLOSING

The obligations of the Subscriber under Article I of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions:

4.1        Representations and Warranties. The representations and warranties of the Company contained in Article 11 hereof shall be true on and as of the Closing with the same force and effect as if they had been made at the Closing.

4.2        Performance. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it on or before the Closing.

ARTICLE V

CONDITIONS TO THE OBLIGATIONS OF

THE COMPANY AT CLOSING

The obligations of the Company under Article I of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions:

5.1        Representations and Warranties. The representations, warranties and agreements of the Subscriber contained in Article III hereof shall be true and correct in all material respects at and as of the date of the Closing.

5.2        Purchaser Questionnaire. The Company shall have received a completed Purchaser Questionnaire in the form attached hereto as Exhibit A from the Subscriber, which questionnaire shall have responses thereto acceptable to the Company, in its reasonable discretion.

5.3        Performance. The Subscriber shall have performed in all material respects all of the Subscriber’s obligations and materially complied with each and all of the Subscriber’s covenants required to be performed or complied with on or prior to the Closing, including without limitation the execution and delivery of the agreements and undertakings provided for in this Agreement.

ARTICLE VI

OTHER MATTERS

6.1        Shareholders’ Agreement. Simultaneously with the execution of this Agreement, the Subscriber shall execute and deliver to the Company a Joinder Agreement to the Shareholders’ Agreement, substantially in the form attached hereto as Exhibit B, which shall be in full force and effect as of the Closing.

ARTICLE VII

MISCELLANEOUS

7.1        No Waiver; Modifications in Writing. This Agreement sets forth the entire understanding of the parties, and supersedes all prior agreements, arrangements and communications, whether oral or written, with respect to the specific subject matter hereof. No waiver of or consent to any departure from any provision of this Agreement shall be effective unless signed in writing by the party entitled to the benefit thereof, provided that notice of any such waiver shall be given to each party hereto as set forth below. Except as otherwise provided herein, no amendment, modification or termination of any provision of this Agreement shall be effective unless signed in writing by or on behalf of the Company and the Subscriber. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

7.2        Notices. All notices and other communications necessary or contemplated under this Agreement shall be in writing and shall be delivered in the manner specified herein or, in the absence of such specification, shall be deemed to have been duly given when delivered by hand, one day after sending by overnight delivery service, or three days after sending by certified mail, postage prepaid, return receipt requested to the respective addresses of the parties set forth below:

If to the Subscriber:	To the address set forth below his or her name on the signature page hereto.

If to the Company:	GPS CCMP Acquisition Corp.
c/o CCMP Capital Advisors, LLC
245 Park Avenue
16th Floor
New York, New York 10167
	Attention:	Stephen Murray
	Facsimile:	(917) 464-9200

By notice complying with the foregoing provisions of this Section 7.2, each party shall have the right to change the mailing address for future notices and communications to such party.

7.3        Costs, Expenses and Taxes. Unless otherwise agreed to by the Company, the Company and the Subscriber shall pay their own costs and expenses incurred in connection with the execution and delivery of this Agreement and any and all other documents furnished pursuant hereto or in connection herewith. The Company shall pay any and all stamp, transfer and other similar taxes payable or determined to be payable in connection with the execution and delivery of this Agreement or the original issuance of the Shares but excluding all federal, state and local income or similar taxes.

7.4        Execution of Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

7.5        Binding Effect; Assignment. The rights and obligations of the Subscriber under this Agreement may not be assigned to any other person and any such assignment shall be void ab initio. This Agreement shall not be construed so as to confer any right or benefit upon any person other than the parties to this Agreement, and their respective successors and assigns. This Agreement shall be binding upon the Company and the Subscriber, and their respective successors and permitted assigns.

7.6        Governing Law. This Agreement shall be governed by the laws of the State of Delaware as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

7.7        Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

7.8        Schedules, Exhibits and Headings. All Schedules and Exhibits to this Agreement shall be deemed to be a part of this Agreement. The Article and Section headings used or contained in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

7.9        Injunctive Relief. Each of the parties to this Agreement hereby acknowledges that in the event of a breach by any of them of any material provision of this Agreement, the aggrieved party may be without an adequate remedy at law. Each of the parties therefore agrees that, in the event of a breach of any material provision of this Agreement, the aggrieved party may elect to institute and prosecute proceedings to enforce specific performance or to enjoin the continuing breach of such provision, as well as to obtain damages for breach of this Agreement. By seeking or obtaining any such relief, the aggrieved party will not be precluded from seeking or obtaining any other relief to which it may be entitled.

7.10      Survival of Agreements, Representations and Warranties. All agreements, representations and warranties contained herein or in the Confidential Investment Qualification Questionnaire attached hereto, as the case may be, in connection with the transactions contemplated by this Agreement shall survive the execution and delivery of this Agreement and the sale and purchase of the Shares and payment therefor.

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MANAGEMENT SUBSCRIPTION AND STOCK PURCHASE AGREEMENT

COUNTERPART SIGNATURE PAGE

IN WITNESS WHEREOF, the Company and the Subscriber have executed this Agreement as of the day and year first written above.

Name of Subscriber: HARRY K. HORNISH, JR.

Subscriber Signature:	/s/ Harry K. Hornish

AGGREGATE
	CLASS B	TOTAL
	COMMON	PURCHASE
	SHARES	PRICE
HARRY K. HORNISH, JR.	50	$500,000.00

Counterpart Signature Page to the Subscription and Stock Purchase Agreement